UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2016

BLOW & DRIVE INTERLOCK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55053	46-3590850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

137 South Robertson Boulevard, Suite 129

Beverly Hills, CA 90211

(Address of Principal Executive Offices) (Zip Code)

(877) 238-4498

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01

Entry into a Material Definitive Agreement.

On or about July 7, 2016 we entered into a definitive agreement with the Hudson Solutions to be their exclusive Breath Alcohol Ignition Interlock Device partner. Hudons Solutions offers a comprehensive DUI program, in addition to drug testing and counseling services in Alturas, California. Their DUI and counseling programs for DUI offenders in Alturas, CA reduce the chances of re-offending and enhance the public safety of the community. By partnering with us, Hudson Solutions is continuing to reduce driving while impaired (DWI), recidivism and related arrests as well as supporting positive changes in lifestyle and protect the public’s health on roadways and highways. Hudson Solutions will be referring their clients to exclusively use our BDI 747/1 devices. We will be paying Hudson Solutions a commission on every device leased by us to a customer that they refer. There is no stock agreements, warrants, or options of any kind involved in this transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BLOW & DRIVE INTERLOCK CORPORATION

By:	/s/ Laurence Wainer
Name:	Laurence Wainer
Title:	Chief Executive Officer and Chief Financial Officer

Date: July 8, 2016